American International Group, Inc., and Subsidiaries

Subsidiaries of Registrant	Exhibit 21

		Percentage
		of Voting
		Securities
	Jurisdiction of	held by
	Incorporation or	Immediate
As of December 31, 2023	Organization	Parent	(1)
American International Group, Inc.	Delaware		(2)
AIG Employee Services, Inc.	Delaware	100
AIG Financial Products Corp.	Delaware	100
AIG Matched Funding Corp.	Delaware	100
AIG-FP Pinestead Holdings Corp.	Delaware	100
AIG Markets, Inc.	Delaware	100
AIG Global Operations, Inc.	Delaware	100
AIG Property Casualty Inc.	Delaware	100
AIG Claims, Inc.	Delaware	100
AIG PC Global Services, Inc.	Delaware	100
AIG Global Operations (Ireland) Limited	Ireland	100
AIG Property Casualty International, LLC	Delaware	100
AIG Insurance Management Services, Inc.	Vermont	100
Grand Isle SAC Limited	Bermuda	100
AIG International Holdings GmbH	Switzerland	100
AIG APAC HOLDINGS PTE. LTD.	Singapore	100
AIG Asia Pacific Insurance Pte. Ltd.	Singapore	100
AIG Australia Limited	Australia	100
AIG Insurance Hong Kong Limited	Hong Kong	100
AIG Insurance New Zealand Limited	New Zealand	100
AIG Korea Inc.	Korea, Republic of	100
AIG Malaysia Insurance Berhad	Malaysia	100
AIG Philippines Insurance, Inc.	Philippines	100
AIG Vietnam Insurance Company Limited	Vietnam	100
PT AIG Insurance Indonesia	Indonesia	100
AIG Insurance (Thailand) Public Company Limited	Thailand	100
AIG Canada Holdings Inc.	Canada	100
AIG Insurance Company of Canada	Canada	100
AIG Europe Holdings S.à.r.l	Luxembourg	100
AIG Europe S.A.	Luxembourg	100
AIG Global Reinsurance Operations	Belgium	100
AIG Holdings Europe Limited	England and Wales	100
AIG Israel Insurance Company Ltd	Israel	100
American International Group UK Limited	England and Wales	100
AIG Investments UK Limited	England and Wales	100
Talbot Holdings Ltd.	Bermuda	100
Talbot Underwriting Holdings Ltd.	England and Wales	100
Talbot Underwriting Ltd.	England and Wales	100
AIG Japan Holdings Kabushiki Kaisha	Japan	100
AIG General Insurance Co., Ltd.	Japan	100
American Home Assurance Co., Ltd.	Japan	100

		Percentage
		of Voting
		Securities
	Jurisdiction of	held by
	Incorporation or	Immediate
As of December 31, 2023	Organization	Parent	(1)
AIG Latin America Investments, S.L.	Spain	100
Inversiones Segucasai, C.A.	Venezuela	100
C.A. de Seguros American International	Venezuela	97.39
AIG Brazil Holding I, LLC	Delaware	100
AIG Seguros Brasil S.A.	Brazil	90.56	(3)
AIG Resseguros Brasil S.A.	Brazil	100
AIG Insurance Company-Puerto Rico	Puerto Rico	100
AIG Latin America I.I.	Puerto Rico	100
AIG Seguros Mexico, S.A. de C.V.	Mexico	100
AIG-Metropolitana Cia. de Seguros y Reaseguros S.A.	Ecuador	51.78
AIG MEA Holdings Limited	United Arab Emirates	100
AIG MEA Limited	United Arab Emirates	100
AIG Kenya Insurance Company Limited	Kenya	66.67
Johannesburg Insurance Holdings (Proprietary) Limited	South Africa	100
AIG Life South Africa Limited	South Africa	100
AIG South Africa Limited	South Africa	100
AIG Travel, Inc.	Delaware	100
AIG Travel Assist, Inc.	Delaware	100
AIG Travel Asia Pacific Pte. Ltd.	Singapore	100
AIG Travel Assist Malaysia Sdn. Bhd.	Malaysia	100
Travel Guard Group Canada, Inc./Groupe Garde Voyage du Canada, Inc.	Canada	100
Travel Guard Group, Inc.	Wisconsin	100
American International Reinsurance Company, Ltd.	Bermuda	100
PCG 2019 Corporate Member Limited	England and Wales	100
AIG Property Casualty U.S., Inc.	Delaware	100
AIG Aerospace Insurance Services, Inc.	Georgia	100
AIG Assurance Company	Illinois	100
AIG Property Casualty Company	Illinois	100
AIG Specialty Insurance Company	Illinois	100
AIG WarrantyGuard, Inc.	Delaware	100
AIU Insurance Company	New York	100
American Home Assurance Company	New York	100
AIG Insurance Company China Limited	China	100
Commerce and Industry Insurance Company	New York	100
Eaglestone Reinsurance Company	Pennsylvania	100
Arthur J. Glatfelter Agency, Inc.	Pennsylvania	100
Glatfelter Underwriting Services, Inc.	Pennsylvania	100
Volunteer Firemen's Insurance Services, Inc.	Pennsylvania	100
Granite State Insurance Company	Illinois	100
Illinois National Insurance Co.	Illinois	100
Lexington Insurance Company	Delaware	100
National Union Fire Insurance Company of Pittsburgh, Pa.	Pennsylvania	100
American International Realty LLC	Delaware	100
National Union Fire Insurance Company of Vermont	Vermont	100

		Percentage
		of Voting
		Securities
	Jurisdiction of	held by
	Incorporation or	Immediate
As of December 31, 2023	Organization	Parent	(1)
New Hampshire Insurance Company	Illinois	100
Risk Specialists Companies Insurance Agency, Inc.	Massachusetts	100
Service Net Warranty, LLC	Delaware	100
The Insurance Company of the State of Pennsylvania	Illinois	100
Western World Insurance Company	New Hampshire	100
Stratford Insurance Company	New Hampshire	100
Tudor Insurance Company	New Hampshire	100
Lexington Specialty Insurance Agency, Inc.	Delaware	100
Blackboard U.S. Holdings, Inc.	Delaware	100
Blackboard Specialty Insurance Company	Delaware	100
Blackboard Insurance Company	Delaware	100
AM Holdings LLC	Delaware	100
Corebridge Financial, Inc.	Delaware	52.15
Corebridge Life Holdings, Inc.	Texas	100
AGC Life Insurance Company	Missouri	100
Corebridge Insurance Company of Bermuda, Ltd.	Bermuda	100
American General Life Insurance Company	Texas	100
SunAmerica Asset Management, LLC	Delaware	100
Corebridge Capital Services, Inc.	Delaware	100
The United States Life Insurance Company in the City of New York	New York	100
The Variable Annuity Life Insurance Company	Texas	100
VALIC Financial Advisors, Inc.	Texas	100
VALIC Retirement Services Company	Texas	100
VALIC Trust Company Inc.	New Hampshire	100
SAFG Capital LLC	Delaware	100
AIG Global Asset Management Holdings Corp.	Delaware	100	(4)
AIG Asset Management (Europe) Limited	England and Wales	100	(5)
AIG Asset Management (U.S.), LLC	Delaware	100	(6)
Corebridge Real Estate Investors Inc.	Delaware	100
Corebridge Europe Real Estate Fund I GP S.à r.l.	Luxembourg	100
Corebridge U.S. Real Estate Fund I GP, LLC	Delaware	100
Corebridge U.S. Real Estate Fund II GP, LLC	Delaware	100
Corebridge Europe Real Estate Fund II GP S.à r.l.	Luxembourg	100
Corebridge U.S. Real Estate Fund III GP, LP	Delaware	100
Corebridge U.S. Real Estate Fund IV GP, LLC	Delaware	100
Corebridge Markets, LLC	Delaware	100
AIG Life Limited	United Kingdom	100	(7)

(1) Percentages include directors' qualifying shares.
(2) Substantially all subsidiaries listed are consolidated in the accompanying financial statements. Certain subsidiaries have been omitted from the tabulation. The omitted subsidiaries, when considered in the aggregate, do not constitute a significant subsidiary.
(3) Also owned 9.44 percent by AIG Brazil Holding II, LLC.
(4) Entity name was changed to Corebridge Institutional Investments Holdings Corp. in January 2024.
(5) Entity name was changed to Corebridge Institutional Investments (Europe) Limited in January 2024.
(6) Entity name was changed to Corebridge Institutional Investments (U.S.), LLC in January 2024.
(7) Entity is held for sale.